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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 27, 2002


                           THE COOPER COMPANIES, INC.

             (Exact name of registrant as specified in its charter)

          Delaware                       1-8597                    94-2657368
(State or other jurisdiction     (Commission File Number)        (IRS Employer
      of incorporation)                                        Identification No.)
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       6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588
                    (Address of principal executive offices)

                                 (925) 460-3600
              (Registrant's telephone number, including area code)


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ITEM 2.  Acquisition or Disposition of Assets.

On February 28, 2002, The Cooper Companies, Inc. ("Cooper"), completed its acquisition of the contact lens business of Biocompatibles International plc.
("Biocompatibles"), comprised of its wholly owned subsidiaries Hydron Limited
("Hydron"), Biocompatibles Eyecare Inc. ("BE Inc.") and Biocompatibles Canada
Inc. ("BE Canada"). Pursuant to an International Share Sale Agreement (the "Sale
Agreement") dated 15 January 2002, among Biocompatibles, Cooper and Cooper's wholly owned subsidiary Aspect Vision Holdings Limited ("AVH"), Biocompatibles sold all of the outstanding shares of Hydron to AVH and all of the outstanding shares of BE Inc. and BE Canada to Cooper.

The aggregate consideration paid for the shares and to repay outstanding indebtedness of the acquired business was 'L'68 million (about $97 million) plus transaction costs. The purchase price was determined through arm's length negotiations. Cooper paid 'L'24 million of such amount in cash at closing, which funds were obtained from its existing line of credit, and it and AVH issued promissory notes in an aggregate principal amount of 'L'44 to Biocompatibles, maturing on 15 November 2002 and bearing interest at 5% per annum. The notes are secured by the shares of BE Inc, the production facility of BE Inc. in Norfolk, Virginia, and BE Inc.'s inventory and receivables. The AVH note is also secured by the shares of Hydron. The notes may be prepaid at the option of Cooper and AVH without penalty at any time. Cooper is currently negotiating an expanded bank credit facility, which it expects to complete in early May, part of the proceeds of which will be used to repay the notes. An
Arrangement and Administration Agreement dated 28 February 2002 among
Biocompatibles, Cooper and AVH (the "Administration Agreement") provides for certain payments to Biocompatibles by Cooper if payment of the principal amount of the notes, together with accrued interest, is not made by May 15, 2002, until such time as such payment is made.

A copy of each of the Sale Agreement, Administration Agreement and promissory notes are filed as exhibits hereto and incorporated herein by reference. The description of such documents set forth herein do not purport to be complete and are qualified in their entirety by the provisions of such documents.

The description of the acquired Biocompatibles contact lens business contained in the press release issued by Cooper on February 28, 2002, a copy of which is filed as an exhibit hereto, is incorporated herein by reference.




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ITEM 5.  Other Events.

On February 27, 2002, Cooper issued a press release announcing its first quarter fiscal 2002 results. On February 28, 2002, Cooper announced that its
CooperSurgical unit had agreed to acquire to the bone densitometry business of Norland Medical Systems. These releases are filed as exhibits hereto and incorporated herein by reference.

Any Internet addresses provided in the press releases filed in Items 2 and 5 herewith are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these Internet addresses is included herein.

ITEM 7.  Financial Statements and Exhibits.

                  (c) Exhibits.

Exhibit
  No.         Description
-------       -----------
2.1           International Share Sale Agreement among Biocompatibles International plc, Aspect
              Vision Holdings Limited and The Cooper Companies, Inc.

2.2           Arrangement and Administrative Agreement among Biocompatibles International plc, The
              Cooper Companies, Inc. and Aspect Vision Holdings Notes.

99.1          Press Release dated February 27, 2002 of The Cooper Companies, Inc.

99.2          Press Release dated February 28, 2002 of The Cooper Companies, Inc.

99.3          Press Release dated February 28, 2002 of The Cooper Companies, Inc.

99.4          Note A between Aspect Vision Holdings Limited and Biocompatibles International plc dated
              28 February 2002.

99.5          Note B between The Cooper Companies, Inc. and Biocompatibles International plc dated 28 February 2002.

99.6          Note C between The Cooper Companies, Inc. and Biocompatibles International plc dated 28 February 2002.




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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             THE COOPER COMPANIES, INC.




                                             By /s/ Stephen C. Whiteford
                                                --------------------------------
                                                Stephen C. Whiteford
                                                Vice President and
                                                Corporate Controller
                                                (Principal Accounting Officer)

Dated:  March 13, 2002




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                                  EXHIBIT INDEX


Exhibit                                                                                          Sequentially
  No.           Description                                                                      Numbered Page
-------         -----------                                                                      -------------
2.1             International Share Sale Agreement among Biocompatibles International plc,
                Aspect Vision Holdings Limited and The Cooper Companies, Inc.

2.2             Arrangement and Administrative Agreement among Biocompatibles International plc, The Cooper Companies, Inc. and Aspect Vision Holdings Notes.

99.1            Press Release dated February 27, 2002 of The Cooper Companies, Inc.

99.2            Press Release dated February 28, 2002 of The Cooper Companies, Inc.

99.3            Press Release dated February 28, 2002 of The Cooper Companies, Inc.

99.4            Note A between Aspect Vision Holdings Limited and Biocompatibles International
                plc dated 28 February 2002.

99.5            Note B between The Cooper Companies, Inc. and Biocompatibles International
                plc dated 28 February 2002.

99.6            Note C between The Cooper Companies, Inc. and Biocompatibles International
                plc dated 28 February 2002.
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                            STATEMENT OF DIFFERENCES
                           -------------------------

The trademark symbol shall be expressed as........................    'TM'
The registered trademark symbol shall be expressed as.............     'r'
The British pound sterling sign shall be expressed as.............     'L'
The degree symbol shall be expressed as...........................     [d]
*Characters normally expressed as superscript shall be preceded by.   'pp'